Exhibit (a)(1)(v)

Forms of Letters from the Fund
to Investors in connection with acceptance of offers of tender

UBS Equity Opportunity Fund II, L.L.C.

This letter is being sent to you if you tendered your entire interest in the Fund.

Dear Investor:

UBS Equity Opportunity Fund II, L.L.C. (the "Fund") has received and accepted your tender request. Enclosed is a statement showing the breakdown of your capital withdrawal and the manner in which it is being distributed, in accordance with the tender offer.

Since you have tendered your entire investment, you have been paid 95% of the amount requested, in accordance with the terms of the tender offer. The funds were wired directly into your UBS Financial Services brokerage account if you have a UBS Financial Services account. If you do not have a UBS Financial Services account, the funds were mailed directly in the form of a check to you at your mailing address as listed in the Fund's records.

The remaining 5% of the amount requested is a contingent portion of the repurchased interest and is valued based on the unaudited estimated net asset value of the Fund as of December 31, 2006, and is subject to year-end audit adjustments which may cause a change in the value of the contingent portion of the repurchased interest. The contingent portion, together with interest, will be paid (subject to audit adjustment) within approximately ten days after the conclusion of the 2006 year-end audit, or on such earlier date as the Fund's Directors may determine, according to the terms of the tender offer. We expect the audit to be completed by the end of February 2007.

Should you have any questions, please feel free to contact the Fund's Administrator, PFPC Inc., at (877) 431-1973.

Sincerely,

UBS Equity Opportunity Fund II, L.L.C.

Enclosure

UBS Equity Opportunity Fund II, L.L.C.

This letter is being sent to you if you tendered a portion of your interest in the Fund.

Dear Investor:

UBS Equity Opportunity Fund II, L.L.C. (the "Fund") has received and accepted your tender request. Enclosed is a statement showing the breakdown of your capital withdrawal.

Since you have tendered a portion of your investment, you have been paid 100% of the amount requested in cash, in accordance with the terms of the tender offer. The funds were wired directly into your UBS Financial Services brokerage account if you have a UBS Financial Services account. If you do not have a UBS Financial Services account, the funds were mailed directly in the form of a check to you at your mailing address as listed in the Fund's records. You remain an investor with respect to the interest that you did not tender.

Should you have any questions, please feel free to contact the Fund's Administrator, PFPC Inc., at (877) 431-1973.

Sincerely,

UBS Equity Opportunity Fund II, L.L.C.

Enclosure

UBS Equity Opportunity Fund II, L.L.C.

This letter is being sent to you if you tendered Interests in the Fund and the Offer was oversubscribed.

Dear Investor:

UBS Equity Opportunity Fund II, L.L.C. (the "Fund") has received and accepted approximately [___]% of your tender request.

For the tender period ending Wednesday, December 20, 2006, approximately $[________] of Interests in the Fund were submitted for redemption and the offer was oversubscribed. Because of the oversubscription, the Fund will repurchase from you a pro rata portion of the Interests tendered, or approximately [___]% of your requested redemption amount, in accordance with the terms of the Fund's Offer to Purchase. Enclosed is a statement showing the breakdown of your capital withdrawal in accordance with the tender offer.

You have been paid in cash, in accordance with the terms of the tender offer. The funds were wired directly into your UBS Financial Services brokerage account. If you do not have a UBS Financial Services account, the funds were mailed directly in the form of a check to you at your mailing address as listed in the Fund's records. Please note that because a portion of your capital remains with the Fund, you are still an investor in the Fund.

The next tender offer period is expected to commence in May 2007.

Should you have any questions, please feel free to contact the Fund's Administrator, PFPC Inc., at (877) 431-1973.

Sincerely,

UBS Equity Opportunity Fund II, L.L.C.

UBS Equity Opportunity Fund II, L.L.C.

This letter is being sent to you if you tendered interests in the Fund and do not have a brokerage account with UBS Financial Services Inc.

Dear Investor:

UBS Equity Opportunity Fund II, L.L.C. (the "Fund") has received and accepted your tender request. Enclosed is a check representing your payment, in accordance with the tender offer.

Should you have any questions, please feel free to contact the Fund's Administrator, PFPC Inc., at (877) 431-1973.

Sincerely,

UBS Equity Opportunity Fund II, L.L.C.

Enclosure